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                                                        AMENDMENT NO. 1
EXHIBIT 10.7

                                                BOARD APPROVAL DATE: 12/19/03
          FIRST SAVINGS BANK                  ----------------------------------
          DEFERRED FEE PLAN

                                    AMENDMENT

1. Section 4(e) of the Plan shall be amended, effective as of October 1, 2003, to read in its entirety as follows:

              (e) Unless otherwise elected by a Participant with the approval of the Compensation Committee, cash dividends credited to his Deferred Money Account will be converted into Stock Units in the manner and at the same time as set forth in paragraph (c) of this Section 4.


2. Section 5(d) of the Plan shall be amended, effective as of October 1, 2003, to read in its entirety as follows:

              (d) Distributions of all or part of the balance credited to a Participant's Stock Unit Account shall be made in whole shares of common stock equal in number to the number of whole Stock Units being distributed, with a cash payment in lieu of any fractional Stock Unit the amount of which shall be based on the fair market value of a share of common stock. Distributions of all or part of the balance credited to a Participant's Deferred Money Account that have not, as of the distribution date, been converted to Stock Units shall be made in cash.


3. The Plan shall be amended, effective as of October 1, 2003, by adding a new section 11 to read in its entirety as follows:

       11. The Savings Bank intends to account for its obligations with respect to Stock Units under the Plan on the basis of the historical cost of common stock acquired to assist the Savings Bank in meeting its obligations under the Plan. The Plan shall be construed, administered and enforced in such manner as shall be necessary to secure the availability of such accounting treatment under generally accepted accounting principles.

              IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of First Savings Bank pursuant to authority given by resolution of the Board of Directors.

                                 FIRST SAVINGS BANK



                                 By
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                                    Name:  Christopher Martin
                                    Title: President and Chief Executive Officer